UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 20, 2014

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Thermo Fisher Scientific Inc. (the “Company”) held on May 20, 2014, the stockholders of the Company voted on the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors for a one-year term expiring at the 2015 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Marc N. Casper	326,115,101	3,264,891	497,698	21,703,972
Nelson J. Chai	322,765,384	6,607,081	505,225	21,703,972
C. Martin Harris	325,862,120	3,508,658	506,912	21,703,972
Tyler Jacks	325,345,196	4,026,461	506,033	21,703,972
Judy C. Lewent	326,108,586	3,270,972	498,132	21,703,972
Thomas J. Lynch	325,109,364	3,573,851	1,194,475	21,703,972
Jim P. Manzi	324,971,529	4,402,036	504,125	21,703,972
William G. Parrett	306,920,620	22,449,988	507,082	21,703,972
Lars S. Sorensen	323,891,456	5,484,815	501,419	21,703,972
Scott M. Sperling	324,673,685	4,015,302	1,188,703	21,703,972
Elaine S. Ullian	323,868,306	5,503,167	506,217	21,703,972

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	324,460,931
Against:	4,317,335
Abstain:	1,099,424
Broker Non-Votes:	21,703,972

3.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 was ratified.

For:	343,655,038
Against:	6,855,709
Abstain:	1,070,915

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 22nd day of May, 2014.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary